UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2007 (September 13, 2007)

Information Services Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33287	20-5261587
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

Four Stamford Plaza

107 Elm Street

Stamford, CT 06902

(Address of principal executive offices)

(203) 517-3100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

This report amends Item 8.01 of the Current Report on Form 8-K filed by the Registrant on September 13, 2007.

ITEM 8.01 OTHER EVENTS

On September 13, 2007, ISG issued a press release with respect to certain corporate events of ISG. That press release is amended and restated in its entirety by the press release attached hereto as Exhibit 99.1.

Additional Information and Where to Find It

A definitive proxy statement and a form of proxy will be mailed to the stockholders of ISG. Before making any voting decision, ISG’s stockholders are urged to read the proxy statement regarding the acquisition carefully and in its entirety because it will contain important information about the proposed acquisition. ISG’s stockholders will be able to obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. ISG’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Corporate Secretary, Information Services Group, Inc., Four Stamford Plaza, 107 Elm Street, Stamford, CT 06902, telephone: 203-517-3100, or from ISG’s website at http://www.informationsg.com.

ISG and its directors and officers may be deemed to be participants in the solicitation of proxies from ISG’s stockholders with respect to the proposed acquisition. Information about ISG’s directors and executive officers and their ownership of ISG’s common stock is set forth in ISG’s annual report on Form 10-K for the fiscal year ended December 31, 2006. Stockholders may obtain additional information regarding the interests of ISG and its directors and executive officers in the acquisition, which may be different than those of ISG’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed acquisition, when filed with the SEC.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibit.

99.1         Press Release, dated September 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2007	INFORMATION SERVICES GROUP, INC.

	By:	/s/ Michael P. Connors
Michael P. Connors
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated September 13, 2007